UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 28, 2009

Commission File Number: 333 – 150831

CICERO RESOURCES CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	N/A
(state or other jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

7251 W. Lake Mead Blvd, Suite 300
Las Vegas NV 89128
(Address of principal executive offices)

(702) 562 4308
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Election of Directors

On April 28, 2009, and pursuant to the terms of a merger agreement between Cicero Resources Corp. (the ”Company”) and Intelimax Media Inc. entered into on April 21, 2009, Michael Young, the current CEO and President of Intelimax Media Inc. has been appointed to the Company’s board of directors.

Mr. Young has been the President and founder of Intelimax Media Inc. since April 2006.   He is also currently CEO and Director of Carbon Friendly Solutions Inc. an environmental company listed on the TSX Venture Exchange focusing on wood waste utilization and the development of bio energy products that offset the use of fossil fuels to reduce carbon emissions.

From June 2005 to July 2006, he was Director and Corporate Secretary for Stream Communications Network & Media Inc., and responsible for Corporate Development and Public Relations of Stream since October 2000. During his time with Stream the company grew from start up to 65,000 subscribers and raised over 15 million USD of private debt and equity to accomplish growth objectives.

From 1994 to present Mr. Young has been helping individuals and small businesses achieve both short and long term financial security goals. Mr. Young is a graduate of the Certified Financial Planning Education Program from the Financial Advisors Association of Canada and the British Columbia Institute of Technology, where he studied Business Administration.

Under the terms of the merger agreement, Michael Young will exchange his equity securities in Intelimax Media Inc., for securities of the new company which will be formed by the merger of Cicero Resources Corp. and Intelimax Media Inc.  Other than this there have been no transactions between the Company and Michael Young since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $ 120,000, and in which Michael Young had or will have a direct or indirect material interest.

At this time Mr. Young will not be being appointed to any specific committees on our board of directors.  The Company does not have any compensation arrangements with Mr. Young for his services as a director of the Company.

Item 8.01 Other Items

On April 16, 2009 the board of directors resolved, and holders of 73.4% of the Company’s common stock approved, a reverse split of the Company’s common shares on a basis of 100 to 1.

The application for the stock split has been filed with NASDAQ to be effective as of April 29, 2009.  The number of shares that the Company is authorized to issue will not change as a result of the common stock split. Once the split is declared effective, the Company will issue an 8-K informing its shareholders of the change and procedures to secure new share certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2009		CICERO RESOURCES CORP.

	By:	/s/ Melanie Williams
Melanie Williams Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer